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                                   EXHIBIT 21

                                 SUBSIDIARIES OF
                        FLORIDA BUSINESS BANCGROUP, INC.


         1.       Bay Cities Bank
                  2202 North West Shore Boulevard, Suite 150
                  Tampa, Florida 33607